THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-B

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENTS DATED FEBRUARY 1, 1996
CUSIP #126691

                                            Distribution Date         10/25/96
4.06(i)
Reduction of the
Stated Amount of Certificates                   CERTIFICATE           AMOUNT
Class A-1 Certificates.              RH9        $6.18094006        $579,982.33
Class A-2 Certificates.              RJ5        $0.00000000              $0.00
Class A-3 Certificates.              RK2        $3.04650958         $37,688.37
Class X Certificates.                RM8                N/A                N/A
Class A-R Certificates.              RN6        $0.00000000              $O.00
Class B-1 Certificates.              RPI        $3.04650872         $11,031.60
Class B-2 Certificates.              RQ9        $3.04651181          $4,596.51
Class B-3 Certificates.              RR7        $3.04651088          $2,757.79
Class B-4 Certificates.                         $3.04651548          $1,286.97
Class B-5 Certificates.                         $3.04649984            $919.26
Class B-6 Certificates.                         $3,04651920          $1,471.09

                                     Total Amount                   639,733.92


Aggregate amount of any Principal Prepayments                       405,902.18


4.06(ii)
Amount of distribution                            SINGLE              TOTAL
representing interest.                          CERTIFICATE           AMOUNT
Class A-1 Certificates.                         $5.13269135        $481,620.96
Class A-2 Certificates.                         $5.52083310         $40,026.04
Class A-3 Certificates.                         $5.41094738         $66,938.83
Class X Certificates.                           $1.18086862        $142,527.57
Class A-R Certificates.                         $0.00000000              $0.00
Class B-1 Certificates.                         $5.41094701         $19,593.38
Class B-2 Certificates.                         $5.41094846          $8,163.92
Class B-3 Certificates.                         $5.41095126          $4,898.15
Class B-4 Certificates.                         $5.41094593          $2,285.80
Class B-5 Certificates.                         $5.41096231          $1,632.72
Class B-6 Certificates.                         $5.41093735          $2,612.81

                                     Total Amount                   770,300.18


4.06(iii)  Amount of interest shortfall                                   0.00


4.06(iv)
Stated Amount of Certificates   ORIGINAL         SINGLE             TOTAL
after this Distribution         BALANCE        CERTIFICATE          AMOUNT
Class A-1 Certificates.     93,834,000.00     $923.51409478     $86,657,021.57
Class A-2 Certificates.      7,250,000.00   $1,000.00000000      $7,250,000.00
Class A-3 Certificates.     12,371,000.00     $977.04967666     $12,087,081.55
Class X Certificates.      120,697,228.67     $936.80711526    $113,070,022.61
Class A-R Certificates.            100.00       $0.00000000              $0.00
Class B-1 Certificates.      3,621,063.00     $977.04967851      $3,537,958.44
Class B-2 Certificates.      1,508,778.00     $977.04967861      $1,474,151.06
Class B-3 Certificates,        905,229.00     $977.04967472        $884,453.70
Class B-4 Certificates.        422,440.00     $977.04968753        $412,744.87
Class B-5 Certificates.        301,743.00     $977.04970786        $294,817.91
Class B-6 Certificates.        482,875.67     $977.04970308        $471,793.53

                                                      Total    $113,070,022.63


4.06(v)     The Pool Stated Principal Balance for
            the following Distribution Date                    $113,070,022.61

4.06(vi)    Senior Percentage for this Distribution Date        93.8390100507%
            Date Subordinated Percentage for this
            Distribution Date                                    6.1609899493%


4.06(vii)   Amount of the Master Servicing Fees paid
            to or retained by the Master Servicer with
            respect to such Distribution Date                        36,402.30


4.06(viii)  Pass-Through Rate
and for each Class of Certificates
Class A-1 Certificates                                             6.62500000%
Class A-2 Certificates                                             6.62500000%
Class A-3 Certificates                                             6.62500000%
Class X Certificates                                               1.47111314%
Class A-R Certificates                                             6.62500000%
Class B-1 Certificates                                             6.62500000%
Class B-2 Certificates                                             6.62500000%
Class B-3 Certificates                                             6.62500000%
Class B-4 Certificates                                             6.62500000%
Class B-5 Certificates                                             6.62500000%
Class B-6 Certificates                                             6.62500000%


4.06(ix)    Amount of Advances included in the distribution
            on such Distribution Date sold                           20,812.17
            Aggregate amount of Advances outstanding as of
            the close of business on such Distribution Date          35,068.89


4.06(x)     The number and aggregate principal amounts
            of Mortgage Loans delinquent
                                      30 to 59 days         10   $1,084,643.87
                                      60 to 89 days          3     $486,749.77
                                      90 or more             3     $446,905.64

            The number and aggregate principal amounts
            of Mortgage Loans in foreclosure
                                      In foreclosure         2     $329,628.50


4.06(xi)    The aggregate dollar amount of Scheduled
            Payments for each of Mortgage Loan for
            the proceeding 12 calender months or all
            calender months since cut-off date
            (a)  All outsanding Mortgage loans
                   on each Due Date                                       0.00
            (b)  Delinquent 60 days or more on
                   each of the Due Dates                                  0.00

4.06(xii)   Loan number and Stated Principal Balance of
            any Mortgage loan that became an REO
            Property during the preceding calendar month.    0           $0.00


4.06(xiii)  Total number and principal balance of any
            REO Properties as of the close of business
            on the Determination Date preceding such
            Distribution Date                                0           $0.00


4.06(xiv)   Senior Prepayment Percentage                        100.0000000000%


4.06(xv)    Aggregate amount of Realized Losses incurred
            during the preceding calendar month                          $0.00
            Aggregate amount of Realized Losses
            through Distribution Date                                    $0.00


4.06(xvi)   Special Hazard Loss Coverage Amount                   1,162,609.99
            Required Fraud Loss Coverage                          2,413,945.00
            Current Bankruptcy Amount                                75,000.00